Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Ambac Financial Group, Inc.:

We consent to the incorporation by reference in the registration statements of Ambac Financial Group, Inc. on Form S-8 of our report dated March 3, 2014, with respect to the consolidated balance sheets of Ambac Financial Group, Inc. and subsidiaries ( the “Company”) as of December 31, 2013 (Successor Company) and 2012 (Predecessor Company), and the related consolidated statements of operations, shareholders’ equity, and cash flows for the eight month period ended December 31, 2013 (Successor Company), four month period ended April 30, 2013 (Predecessor Company) and the year ended December 31, 2012 (Predecessor Company), and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 Form 10-K of Ambac Financial Group, Inc. Our report contains an explanatory paragraph that states that, uncertainties associated with the regulatory oversight of the Company’s operating subsidiary, Ambac Assurance Corporation and the inability of its financial guarantee business segment to write new business, management has concluded that there is substantial doubt about the ability of the Company to continue as a going concern. Such factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements and financial statement schedules do not include any adjustments that might result from the outcome of this uncertainty. Our report refers to the fact that the Company filed for relief under Chapter 11 of the United States Bankruptcy Code on November 8, 2010. The Company’s plan of reorganization became effective and the Company emerged from bankruptcy protection on April 30, 2013. In connection with their emergence from bankruptcy, the Successor Company, Ambac Financial Group, Inc. adopted fresh-start reporting in conformity with ASC Topic 852, “Reorganizations”, effective April 30, 2013.

/s/ KPMG LLP

New York, New York

May 13, 2014